UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2025

reAlpha Tech Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Nasdaq Compliance

On September 22, 2025, reAlpha Tech Corp. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the market value of listed securities for the previous 10 consecutive business days, from September 8, 2025 through September 19, 2025, the Company had regained compliance with Nasdaq Listing Rule 5550(b)(2), which requires companies listed on The Nasdaq Capital Market to maintain a minimum market value of listed securities of at least $35 million (the “MVLS Requirement”).

As previously reported, on July 1, 2025, the Company received written notice from the Staff that, based on the Company’s market value of listed securities for the previous 30 consecutive business days, as of July 1, 2025, the Company was not in compliance with the MVLS Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given 180 calendar days, or until December 29, 2025, to remedy the MVLS Requirement deficiency. The Letter serves as confirmation that the Company has remedied the MVLS Requirement deficiency and that the Staff now considers the matter closed.

Press Release

On September 23, 2025, the Company issued a press release announcing that it had regained compliance with the MVLS Requirement. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1*	Press Release, dated September 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Furnished herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

3